            Exhibit 22.J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Merit Advisors Investment Trust (comprising The Merit High Yield Fund):

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-112178 and No. 811-21495 of our report dated December 22, 2004, appearing in the Annual Report for the year ended October 31, 2004, and to the reference to us under the heading “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP /s/

New York, New York

January 26, 2005